As filed with the Securities and Exchange Commission on December 6, 1999
                                         Registration No. __________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                                  LABONE, INC.
             (Exact name of registrant as specified in its charter)
             Missouri                                43-1039532
      (State of incorporation)          (I.R.S. Employer Identification Number)
                                  LabOne, Inc.
                             10101 Renner Boulevard
                              Lenexa, Kansas 66219
          (Address, including zip code, of principal executive offices)

                          1987 Long-Term Incentive Plan
                              (Full title of plan)

                           Gregg R. Sadler, Secretary
                                  LabOne, Inc.
                             10101 Renner Boulevard
                              Lenexa, Kansas 66219
                     (Name and address of agent for service)

                                 (913) 888-8397
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Whitney F. Miller
                            Morrison & Hecker L.L.P.
                                2600 Grand Avenue
                           Kansas City, Missouri 64108
                                 (816) 691-2600

                       The Exhibit Index begins on page 8.
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                         CALCULATION OF REGISTRATION FEE
   ======================================================================
   Title of          Amount to    Proposed     Proposed     Amount of
   Securities        be           Maximum      Maximum      Registration
   To be Registered  Registered   Offering     Aggregate    Fee
                     (1)          Price Per    Offering
                                  Share (2)    Price
   ----------------------------------------------------------------------
   Shares of Common  1,274,252      $7.22      $9,200,099   $2,428.83
   Stock
   ======================================================================
(1)In the event of a stock split, stock dividend, or similar transaction involving the common stock of the Corporation (the "Shares"), the number of Shares registered hereby shall automatically be increased to cover such additional Shares as may be issued, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2)Computed pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices for the Shares as reported on the NASDAQ National Market System as of the close of business on December 2, 1999 ($7.22 per share).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information. *

Item 2.         Registrant Information and Employee Plan Annual Information. *

           *Omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Certain Documents by Reference.

           The following documents which have been filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

1. The registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

2. All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999.

3. The description of the registrant's Common Stock contained in the Form 8-A/A Amendment filed September 7, 1999 to registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934, and any subsequent amendment or report filed for the purpose of updating such information.

           In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.         Description of Securities.

           Not applicable.

Item 5.         Interests of Named Experts and Counsel.

           Legal matters in connection with the Common Stock offered hereby have been passed upon for the registrant by Morrison & Hecker L.L.P., 2600 Grand Avenue, Kansas City, Missouri 64108. Mr. R. Dennis Wright, a member of such law, is a director and stockholder of the registrant. As of August 12, 1999, Mr. Wright owned 3,201 shares of common stock of the registrant and options


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to purchase 13,715 shares at an exercise price of $9.875 per share and to purchase 8,285 shares at an exercise price of $11.125 per share.

Item 6.         Indemnification of Directors and Officers.

      The registrant is incorporated in Missouri. Under Section 351.355 of the General and Business Corporation Law of Missouri, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

      The registrant's Bylaws provide that directors and officers shall be indemnified to the full extent permitted or authorized under Missouri law. The registrant's Bylaws also provide that no director or officer shall be liable to the registrant for any loss or expense suffered by it on account of actions or omissions taken by him in such capacity if he (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs or (ii) took or omitted to take such action in reliance upon the advice of counsel or upon statements made or information furnished by directors, officers, employees or agents of the registrant which he had no reasonable grounds to disbelieve.

      Section 351.355 also permits such persons to seek indemnification under any applicable bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 351.355 also permits a corporation to provide further indemnity, in addition to that otherwise contemplated by such section, if provided for in the Articles of Incorporation or a bylaw or agreement authorized by a stockholder vote, provided that no such indemnification can be made for conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Section 351.355 also permits corporations to maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under this section.

      The registrant has entered into Indemnification Agreements with its directors and officers and the non-employee directors of LabOne under which it has agreed to indemnify such persons against expenses, judgments and fines incurred in connection with the defense or settlement of actions, suits or proceedings brought against them by a third party or in the right of the corporation, provided such persons' conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

      An Agreement and Plan of Merger between registrant and the former LabOne, Inc. which is described in the registrant's registration statement under the Securities Act of 1933, registration no. 333-76131, provides for certain indemnification for officers and directors as well as for former officers and directors of the registrant as described under "The Merger Agreement-Indemnification" in the Joint Proxy Statement/Prospectus in the registration statement.

      The registrant is authorized to purchase and maintain insurance on behalf of any director, officer or employee, trustee or agent of the registrant or any person who is or was serving at the request of the registrant as a director, officer or employee of another corporation, partnership, joint venture,


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trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity or status, whether or not the registrant would have power to indemnify such person against such liability. The registrant currently maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacities as such.

Item 7.         Exemption from Registration Claimed.

           Not applicable

Item 8.         Exhibits.

(3.1) Registrant's Articles of Incorporation, as amended and restated, incorporated by reference from Appendix A, Exhibit B, of the registrant's prospectus/joint proxy statement included in registrant's registration statement on Form S-4 under the Securities Act of 1933, registration no. 333-76131.

(3.2) Registrant's Bylaws, as amended and restated, incorporated by reference from Appendix A, Exhibit C, of the registrant's prospectus/joint proxy statement included in registrant's registration statement on Form S-4 under the Securities Act of 1933, registration no. 333-76131.

(4) Specimen certificate for shares of the registrant's common stock, incorporated by reference from Exhibit (4) of the Form 8-A/A amendment filed September 17, 1999 to registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934.

(5) Opinion of Morrison & Hecker L.L.P.

(23) Consent of independent certified public accountants. The consent of Morrison & Hecker L.L.P., is contained in its opinion filed as Exhibit (5) hereto.

(24)  Power of Attorney

Item 9.         Undertakings.

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the


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


           aggregate, represent a fundamental change in the information set forth in this registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on


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

Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lenexa, State of Kansas, on November 12, 1999.

                          LABONE, INC.
                          (Registrant)

                          By:   /s/ Robert D. Thompson
                               ---------------------------------------
                               Robert D. Thompson
                               Executive Vice President, Chief
                               Operating Officer and Chief Financial
                               Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   */s/ W. Thomas Grant II             By:   */s/ Robert D. Thompson

      -----------------------------             --------------------------------
      W. Thomas Grant II                        Robert D. Thompson
Title:Chairman of the Board,              Title:Executive Vice
      President, Chief Executive                President, Chief Operating
      Officer and Director                      Officer, Chief Financial
                                                Officer and Director

By:   */s/ Kurt E. Gruenbacher            By:  */s/ Joseph H. Brewer

      -----------------------------             --------------------------------
      Kurt E. Gruenbacher                       Joseph J. Brewer
Title:Vice President - Finance,           Title:Director
      Chief Accounting Officer,
      Treasurer and Assistant
      Secretary

By:   */s/ William D. Grant               By:   */s/ Richard A Rifkind
      -----------------------------             --------------------------------
      William D. Grant                          Richard A. Rifkind
Title:Director                            Title:Director

By:   */s/ Richard S. Schweiker           By:   */s/ James R. Seward
      -----------------------------             --------------------------------
      Richard S. Schweiker                      James R. Seward
Title:Director                            Title:Director

By:   */s/ John E. Walker                 By:   */s/ R. Dennis Wright
      -----------------------------             --------------------------------
      John E. Walker                            R. Dennis Wright
Title:Director                            Title:Director

By:   */s/ Janet M. Stallmeyer            By:   */s/ Chester B. Vanatta
      -----------------------------             --------------------------------
      Janet M. Stallmeyer                       Chester B. Vanatta
Title:Director                            Title:Director


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*By:  /s/ Gregg R. Sadler                 By:   */s/ Peter C. Brown
      -----------------------------             --------------------------------
      Gregg R. Sadler                           Peter C. Brown
Title:Attorney-in-fact                    Title:Director



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


                                  EXHIBIT INDEX

Exhibit                          Document                             Page No.
Number

  (3.1) Registrant's Articles of Incorporation, as amended and restated, incorporated by reference from Appendix A, Exhibit B, of the registrant's prospectus/joint proxy statement included in registrant's registration statement on Form S-4 under the Securities Act of 1933, registration no. 333-76131.

  (3.2) Registrant's Bylaws, as amended and restated, incorporated by reference from Appendix A, Exhibit C, of the registrant's prospectus/joint proxy statement included in registrant's registration statement on Form S-4 under the Securities Act of 1933, registration no. 333-76131.

   (4) Specimen certificate for shares of the registrant's common stock, incorporated by reference from Exhibit (4) of the Form 8-A/A amendment filed September 17, 1999 to registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934.

   (5)    Opinion of Morrison & Hecker L.L.P.

  (23) Consent of independent certified public accountants. The consent of Morrison & Hecker L.L.P. is contained in its opinion filed as Exhibit (5) hereto.

  (24)    Power of Attorney.

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